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                                                                     EXHIBIT 4.1

                     TECHNICLONE INTERNATIONAL CORPORATION

                           1996 STOCK INCENTIVE PLAN



SECTION 1.  PURPOSE:  DEFINITIONS.

         The purpose of the Techniclone International Corporation 1996 Stock Incentive Plan (the "Plan") is to enable Techniclone International Corporation, a California corporation (the "Company") to attract, retain and reward key employees, non-employee directors, consultants and other service providers of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, non-employee directors, consultants and other service providers and the Company's stockholders, by offering such key employees, consultants and other service providers' performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

         (b)     "BOARD" means the Board of Directors of the Company.

         (c)     "BOOK VALUE" means, as of any given date, on a per share basis
(i) the Stockholder's Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

         (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e) "COMMITTEE" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         (f) "COMPANY" means Techniclone International Corporation, a corporation organized under the laws of the State of California or any successor corporation.

         (g) "DISABILITY" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Committee's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.





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         (h)     "DISINTERESTED PERSON" shall have the meaning set forth in
Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         (i) "EARLY RETIREMENT" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate.

         (j) "FAIR MARKET VALUE" means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Company's Common Stock on NASDAQ on the date of valuation or the closing price of the Company's Common Stock on any other exchange in which the Company's Common Stock is traded or, if no such sale of Stock occurs on NASDAQ or such other exchange as the case may be, on such date, the Fair Market Value of the Stock as determined by the Committee in good faith. If the Company's Common Stock is not then listed or admitted for trading on NASDAQ or a stock exchange which reports closing prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation or, if no such sale of stock occurs on the over-the-counter market on such date, the Fair Market Value as determined by the Committee in good faith.

         (k) "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated an "Incentive Stock Option" within the meaning of Section 422A of the Code.

         (l) "NASD DEALER" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         (m) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

         (n) "NORMAL RETIREMENT" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         (o) "OPTIONEE" means a participant in the Plan who holds an Option or other right under the Plan.

         (p) "OTHER STOCK-BASED AWARD" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

         (q) "PARTICIPANT" means an individual or entity who holds an Option or other right under the Plan.

         (r) "PLAN" means this Techniclone International Corporation 1996 Stock Incentive Plan, as hereinafter amended from time to time.

         (s) "RESTRICTED STOCK" means an award of shares of Stock that is subject to restrictions under Section 7 below.

         (t)     "RETIREMENT" means Normal or Early Retirement.

         (u) "STOCK" means the Common Stock, $0.001 par value per share, of the Company.





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         (v)     "STOCK APPRECIATION RIGHT" means the right pursuant to an
award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6 the aggregate exercise price of such Stock Option (or such portion thereof).

         (w) "STOCK OPTION" OR "OPTION" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         (x) "STOCK PURCHASE RIGHT" means the right to purchase Stock pursuant to Section 8.

         (y) "SUBSIDIARY" means any corporation (other than the Company) in which the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in such corporation.

         In addition, the terms "CHANGE IN CONTROL," "POTENTIAL CHANGE IN CONTROL" AND "CHANGE IN CONTROL PRICE" shall have meanings set forth, respectively, in Sections 10(b), (c) and (d) below.

SECTION 2.  ADMINISTRATION.

            (a) COMPENSATION OF THE COMMITTEE. The Plan shall be administered by a Committee of not less than two (2) Disinterested Persons, who shall be appointed by the Board of Directors of the Company (the "Board") and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

            (b) AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, other key employees, consultants and other service providers eligible under Section 4:
(i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Purchase Rights, and/or (v) Other Stock Based Awards.

            In particular, the Committee shall have the authority:

                 (i) to select the officers and other key employees, consultants and service providers of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder.

                 (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                 (iii) to determine the number of shares to be covered by each such award granted hereunder;

                 (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price





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         and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                 (v) to determine whether and under what circumstances a Stock Option may be settled in cash and/or, Restricted Stock under
         Section 5, as applicable, instead of Stock;

                 (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

                 (vii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

         (c) INTERPRETATION OF THE PLAN. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable to interpret the terms and provision of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         (d)     DECISIONS OF THE COMMITTEE.   All decisions made by the
Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and the Plan Participants.

SECTION 3.  STOCK SUBJECT TO THE PLAN.

         (a) STOCK SUBJECT TO THE PLAN. The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,000,000 Shares, plus twenty percent (20%) of any increase (other than any increase due to stock awards under this Plan or any other similar plan of the Company in the number of authorized and issued shares of Stock above 20,869,675 shares (the number of authorized and outstanding shares as of April 30, 1996), up to 10,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares. Subject to Section 6 below, if any shares of Stock subject to a Stock Option, cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (b) CHANGES IN CAPITAL STRUCTURE. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and exercise price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.



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SECTION 4.  ELIGIBILITY.

         Officers and other key employees of the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. The Committee may also grant awards under the Plan to consultants and other service providers of the Company. Notwithstanding any provision hereof to the contrary, no director shall be eligible to receive any option under the Plan, unless if granted by an action of the Committee and such person is not a member of the Committee or such grant is a formula grant to a non-employee director pursuant to Section 5(l).

SECTION 5.  STOCK OPTIONS.

         (a) STOCK OPTIONS. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         (b) TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                 (i) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the date of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

                 (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.

                 (iii) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

                 (iv) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under the Plan and the Option Agreement, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.





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          Such notice shall be accompanied by payment in full of the exercise price as provided herein.

         (c) PAYMENT OF EXERCISE PRICE. Payment of the exercise price shall be made upon exercise of a Stock Option and may be made, in the discretion of the Committee, subject to any legal restrictions, by: (a) cash;
(b) check; (c) the surrender of shares of Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;
(d) the Optionee's promissory note in a form and on terms acceptable to the Committee; (e) the cancellation of indebtedness of the Company to the Optionee;
(f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (h) provided that a public market for the Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         Except as set forth above, no shares of Stock shall be issued until full payment therefor has been made. An Optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

         (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         (e) TERMINATION BY DEATH. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent such option was exercisable, at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the Optionee under the all of the Optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (f) TERMINATION BY REASON OF DISABILITY. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such





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termination of employment or until the expiration of the stated term of such
Stock Option, whichever period is the shorter, provided, however, that, if the Optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (g) TERMINATION BY REASON OF RETIREMENT. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary of Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (h) OTHER TERMINATION. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term.

         (i) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to the Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or without the consent of the Optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

         (j) CODE REQUIREMENTS. To the extent required "incentive stock option" status under Section 422A(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the date of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000.

         To the extent permitted under Section 422A of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:





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                 (i)      (x) a Participant's employment is terminated by
         reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5, applied without regard to the $100,000 limitation contained in Section 422A(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option; and

                 (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.

         (k) BUYOUT PROVISIONS. The Committee may at any time offer to buyout for a payment in cash, Stock, or Restricted Stock subject to an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

         (l) FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision of the Plan, from and after the date this Plan is approved by the shareholders of the Company, each director of the Company who is neither an employee nor executive officer of the Company shall automatically be granted Non-Qualified Stock Options to purchase ten thousand (10,000) shares of Stock upon commencement of service as a non-employee director of the Company. In addition, each director who is neither an employee or executive officer of the Company shall automatically be granted Non-Qualified Stock Options to purchase five thousand (5,000) shares of Stock at the end of each fiscal year, provided such non-employee director has served as a director of the Company for six (6) months during that fiscal year. Each of the grants to non-employee directors shall vest and become fully exercisable six months after the date of grant. Notwithstanding any other term or condition contained in the Plan, neither the Board of Directors, nor the Committee may amend the amount, price or vesting of Non-Qualified Stock Options granted to non-employee directors under this section, except to comport with changes in the Code or Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

SECTION 6.  STOCK APPRECIATION RIGHTS.

         (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

         A Stock Appreciation Right may be exercised by an Optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Optionee shall be entitled to receive an amount determined in the manner prescribed





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in Section 6(b).  Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock
Appreciation Rights have been exercised.

         (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                 (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an Optionee subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by Optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

                 (ii) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Shares during the applicable period referred to in Rule 16b-3 under the Exchange Act.

                 (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

                 (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                 (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

                 (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.





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SECTION 7.  RESTRICTED STOCK.

         (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of restricted Stock awards need not be the same with respect to each recipient.

         (b) AWARDS AND CERTIFICATE. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                 (i) The exercise price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

                 (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                 (iii) Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                 (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                 (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividend are issued.

                 (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                 (iv) If and when the Restriction Period expires without prior forfeiture of the Restricted Stock subject to such Restriction Period, certified for an appropriate number of unrestricted shares shall be delivered to the Participant promptly.

         (d) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service and other terms and conditions as may be specified by the Committee.

SECTION 8.  STOCK PURCHASE RIGHTS.

         (a) AWARDS AND ADMINISTRATION. Subject to Section 3 above, the Committee may grant eligible Participants Stock Purchase Rights which shall enable such Participants to purchase Stock (including Restricted Stock):

                 (i)      at its Fair Market Value on the date of grant;

                 (ii) at fifty percent (50%) of such Fair Market Value on such date;

                 (iii)    at an amount equal to Book Value on such date; or

                 (iv) at an amount equal to the par value of such Stock on such date.

         The Committee shall also impose such forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each Participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (b) EXERCISABILITY. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Subject 16(b) of the Securities Exchange Act of 1934 shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten
(10) trading days at the exercise price specified by the Committee in accordance with Section 8(a).

SECTION 9.  OTHER STOCK-BASED AWARDS.

         (a) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in party by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, performance shares, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b)     TERMS AND CONDITIONS.   Other Stock-Based Awards made pursuant
to this Section 9 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(v) below, shares subject to awards made under this Section 9 may not be sold, assigned, transferred,pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or performance period or condition lapses.

                 (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 9 shall be entitled to receive, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                 (iii) Any award under Section 9 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                 (iv) In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 9.

                 (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the Participant.

                 (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be priced at least fifty percent (50%) of the Fair Market Value of the Stock on the date of grant.

SECTION 10.  CHANGE IN CONTROL PROVISIONS.

         (a)     IMPACT OF EVENT.  In the event of:

                 (i)      a "Change in Control" as defined in Section 10(b) or

                 (ii) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination).

the following acceleration and valuation provisions shall apply:

                 (iii) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                 (iv) The restrictions applicable to any Restricted Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                 (v) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and Other Stock Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) DEFINITION OF "CHANGE IN CONTROL." For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

                 (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                 (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this Section 10(b)(ii); or

                 (iii) The occurrence of a transaction requiring a stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (c)     DEFINITION OF "POTENTIAL CHANGE IN CONTROL".  For purposes of
Section 10(a) a "Potential Change in Control" means the happening of any one of the following:

                 (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

                 (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) CHANGE IN CONTROL PRICE. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Sock Appreciation rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 10(a)(iii).

SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee or Participant under a Stock Option, Stock Appreciation Right, Restricted Stock award, Stock Purchase Right -- Other Stock-Based award theretofore granted, without the Optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would:

                 (i) except as expressly provided in this Plan, increase the total number of shares for the purpose of the Plan;

                 (ii) decrease the option price of any Stock Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant, or change the pricing terms of Section 8(a);

                 (iii) change the employees or class of employees eligible to participate in the Plan; or

                 (iv) extend the maximum option period under Section 5(b) of the Plan.

         The Committee may amend the terms of any Stock Option or other award therefore, granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13.  GENERAL PROVISIONS.

         (a) REPRESENTATIONS OF OPTIONEES. The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Optionee or Participant is acquiring the shares without a view to distribution thereof.
The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock- transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) LIMITATIONS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) NO ENLARGEMENT OF EMPLOYEE RIGHTS. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) PAYMENT OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participants.

         (e) LIMITATIONS ON REINVESTMENT OF DIVIDENDS. The actual or deemed reinvestment of dividends or divided equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any divided payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

         (f) GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.

SECTION 14.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of September 27, 1996, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the its annual stockholders' meeting held on September 27, 1996. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the date of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

SECTION 15.  TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond the date.